UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Astro-Med, Inc.

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Astro-Med, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2015

To the Shareholders of Astro-Med, Inc.:

Notice is hereby given that the 2015 Annual Meeting of Shareholders of Astro-Med, Inc. (the “Company”) will be held at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island on Wednesday, May 20, 2015, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	Electing six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

(2)	To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation.

(3)	To consider and approve the Company’s 2015 Equity Incentive Plan.

(4)	To consider and act upon a proposal to ratify the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the Company.

(5)	Transacting such other business as may properly come before the meeting.

The close of business on March 27, 2015 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors

Margaret D. Farrell
Secretary

April 20, 2015

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2015.

The Company’s Proxy Statement, sample proxy card and Annual Report are available at:

http://www.proxyvote.com.

Astro-Med, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2015

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Astro-Med, Inc. (herein called the “Company”) in connection with the annual meeting of the shareholders to be held on Wednesday, May 20, 2015. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 20, 2015.

Voting at Meeting

Only shareholders of record at the close of business on March 27, 2015 will be entitled to vote at the meeting. On the record date, there were 7,266,134 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Votes Required to Transact Business At the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Please note that brokers may not vote your shares on the election of directors or on proposals 2 and 3 in the absence of your specific instructions as to how to vote.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, six directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. The biographies below contain information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

Graeme MacLetchie, 77, is a private investor and was a director of Deutsche Bank Alex Brown (Private Client Division), an investment banking and brokerage services company for private wealth and asset management, from November 1995 to March 2010. Prior to this, Mr. MacLetchie was Senior Vice President of C. J. Lawrence Deutsche Bank Securities Corporation from 1970 to 1995. He has been a director of the Company since 2002 and also served as a director of E-Sync Networks Inc., a provider of managed enterprise services and solutions to medium and large businesses, from 1994 to 1999. We believe that Mr. MacLetchie’s substantial experience in the financial sector and knowledge of the financial, regulatory, corporate governance and other matters affecting public companies qualify him to serve on our Board.

Everett V. Pizzuti, 78, served as Chief Executive Officer of the Company from 2011 to January 31, 2014. Prior to serving as Chief Executive Officer of the Company, Mr. Pizzuti was President and Chief Operating Officer from 1971 to 2011. Mr. Pizzuti has also been a director of the Company since 1985. Prior to 1971, he served as General Sales Manager of the Recorder Division of Gulton Industries. Through his long service with the Company, Mr. Pizzuti has an intimate knowledge of the Company’s products and markets and is able to provide our Board with insight and advice related to the Board’s decisions. Based on this experience, we believe that Mr. Pizzuti is qualified to serve on our Board.

Mitchell I. Quain, 63, has been a director since 2011. Mr. Quain is a Senior Advisor at Carlyle Group, a private equity firm. From 2010 through 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman. Mr. Quain also serves as Chairman of the Board of MagneTek, Inc., a manufacturer of digital power and motion control systems, and a director of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, and RBC Bearings, Inc., an international manufacturer and marketer of highly engineered precision plain, roller and ball bearings. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., HEICO Corporation, Mechanical Dynamics, Inc., Register.com and Titan International, Inc. We believe that Mr. Quain’s extensive experience in the private equity sector and public company experience qualify him to serve on our Board.

Harold Schofield, 73, is the owner and manager of Schofield Imaging Associates, LLC, in Narragansett, Rhode Island since 2004. Prior to this, Mr. Schofield was Founder, President and CEO of Atlantek Incorporated (“Atlantek”), a manufacturer of thermal printers and retired as Vice President and General Manager of Zebra-Atlantek following the acquisition of Atlantek by Zebra Technologies in 2003. Prior to founding Atlantek, Mr. Schofield was Design Engineering Manager at Gulton Industries where he was responsible for design and development of thermal printers, plotters and chart recorders. Mr. Schofield is an internationally recognized authority in the electronic printing field. We believe that Mr. Schofield’s long history and expertise in the printing and imaging field qualify him to serve on our Board.

Hermann Viets, Ph.D., 72, has been President and Chief Executive Officer of the Milwaukee School of Engineering, a university located in Milwaukee, Wisconsin focused primarily on engineering education, since 1991. Dr. Viets served as a director of Gehl Co. from 1999 to 2008. He serves as a Director of Public Policy Forum for southeastern Wisconsin, an independent reviewer of public policy issues. Dr. Viets also serves as a director of Competitive Wisconsin Inc., an association of business, education and labor leaders promoting the State of Wisconsin and serves as a member of the Greater Milwaukee Committee, an organization of civic leaders promoting the economic development and social improvement of the City of Milwaukee. Dr. Viets was also a trustee of Polytechnic University (a private engineering school located in Brooklyn, NY) until 2009. Dr. Viets has been a director of the Company since 1988. We believe that Dr. Viets’ executive experience as president of a university, his service on other public company boards and his understanding of the Company’s products as well as corporate governance matters qualify him to serve on our Board.

Gregory A. Woods, 55, has served as Chief Executive Officer of the Company since February 1, 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Through his work experience, Mr. Woods has extensive knowledge of the technology and electronics industries, as well as lean manufacturing processes. Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, including each of the nominees standing for election at the 2015 annual shareholders meeting, other than Gregory A. Woods and Everett V. Pizzuti, are independent of the Company in that such nominees have no material relationship with the Company either directly, or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Meetings and Committees

During the fiscal year ended January 31, 2015, the Board held 8 meetings. During fiscal year 2015, all directors attended at least 75% of the meetings of the Board and meetings of committees on which such director serves. The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board attended the 2014 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is comprised of Messrs. MacLetchie, Quain and Schofield. The Nominating Committee is comprised of Messrs. MacLetchie, Quain and Viets. The Compensation Committee is comprised of all of our outside directors, Messrs. MacLetchie, Quain, Schofield and Viets. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation and Nominating Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astro-medinc.com under “Our Company – Charters.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include overseeing the integrity of the Company’s financial reports; appointing, setting the compensation and overseeing the Company’s independent accountants; and assessing the qualifications and independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit and other relevant matters. Mr. MacLetchie serves as Chairman of the Audit Committee, which held 5 meetings during the fiscal year ended January 31, 2015. The Board has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that Graeme MacLetchie satisfies the “financial sophistication” requirement of the NASDAQ listing requirements, and that Mitchell Quain qualifies as an “audit committee financial expert” as defined by the SEC rules.

Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives. Mr. Quain serves as chairman of the Compensation Committee, which held 7 meetings during the fiscal year ended January 31, 2015.

Nominating Committee. The Nominating Committee is responsible for identifying individuals qualified to be members of the Board and recommending such individuals to be nominated by the Board for election to the Board by the shareholders. The Nominating Committee held one meeting in the fiscal year ended January 31, 2015. Dr. Viets serves as chairman of the Nominating Committee.

Director Share Ownership Requirements. In March 2015, the Board approved a stock ownership policy to require each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not currently meet this requirement will have five years from the later of April 1, 2015 or initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of shares withheld or tendered in payment of the exercise price) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. Currently, all but one director meets the new ownership requirement.

Nomination of Directors

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Nominating Committee does not set specific criteria for directors but seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating Committee does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex when determining whether to nominate any person to be a director of the Company.

The Nominating Committee must also ensure that members of the Board as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation and Nominating Committees. The Nominating Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. In addition, Section 10 of Article II of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company at least 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2016, the notice deadline under the By-Laws is March 19, 2016. A copy of this By-Law provision may be obtained by writing to Astro-Med, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board may communicate directly with the directors by writing directly to those individuals c/o Astro-Med, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Gregory A. Woods and Everett V. Pizzuti, are independent and all our key committees – Audit, Compensation and Nominating – are comprised solely of independent directors. The non-management directors meet in executive session without Messrs. Woods and Pizzuti at least quarterly.

The Board believes that separating the positions of Chief Executive Officer and Chairman of the Board is preferable and in the best interests of shareholders because it gives our independent directors a significant role in Board direction and agenda setting and enhances the Board’s ability to fulfill its oversight responsibilities, including of senior management. Separating the positions also provides an independent viewpoint and focus at Board meetings, and ensures that our Chief Executive Officer will be able to focus his energy on running the Company. We believe this structure provides strong leadership for the Board, while also positioning the chief executive officer as the leader of the Company in the eyes of our customers, employees and shareholders.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure process, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls for material weaknesses in the audit function. The Audit Committee meets regularly with our Chief Financial Officer and Controller in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to independence of Board members and identification of individuals qualified to be members of the Board.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all our committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. The Company adopted a Non-Employee Director Annual Compensation Program (the “Program”) on January 30, 2012 effective as of February 1, 2012, which was amended and restated as of February 1, 2014. Under the Program, each non-employee director is entitled to an annual cash retainer of $7,000 (the “Cash Retainer”), plus $500 for each Board and committee meeting attended. In addition, the Chairman of the Board, if a non-employee director, will receive an annual retainer of $6,000, and the Chair of the Audit Committee and Chair of the Compensation Committee will each receive an annual retainer of $4,000 (each a “Chair Retainer”). Any non-employee director who is first elected or appointed to such position after February 1 of any fiscal year will receive a pro rata portion of any Cash Retainer and Chair Retainer payable. The non-employee director may elect for any fiscal year to receive all or a portion of the Cash Retainer or Chair Retainer in the form of common stock of the Company.

In addition, under the Program, each non-employee director will receive a restricted stock award with a value equal to $20,000 (the “Equity Retainer”) upon adjournment of each annual meeting (or special meeting in lieu of annual meeting) of shareholders. If a non-employee director is first appointed or elected to the Board effective on a date other than at the annual shareholders meeting, on the date of such appointment or election the director will receive a pro rata award of restricted common stock having a value based on the number of days remaining until the next annual meeting. The Equity Retainer will vest on the earlier of 12 months after the grant date or the date immediately prior to the next annual meeting (or special meeting in lieu of annual meeting) of the shareholders following the meeting at which such restricted stock award was granted. However, a non-employee director may not sell, transfer, assign, pledge or otherwise encumber the vested common stock prior to the second anniversary of the vesting date. In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, the restricted stock award shall immediately vest and shall no longer be subject to such restrictions on transfer.

Unless a non-employee director elects to receive all or a portion of the Cash Retainer or Chair Retainer in common stock (as described below), each non-employee director will receive the Cash Retainer and Chair Retainer in four equal quarterly installments on the first day of each fiscal quarter.

If a non-employee director elects to receive all or a portion of the Cash Retainer or Chair Retainer (each, a “Retainer”) in the form of common stock, such shares will be issued in four quarterly installments on the first day of each fiscal quarter, and the number of shares of common stock issued will be based on the fair market value of the common stock on the date such installment is payable. The common stock received in lieu of a Retainer will be fully vested. However, a non-employee director who receives common stock in lieu of all or a portion of a Retainer may not sell, transfer, assign, pledge or otherwise encumber the common stock prior to the first anniversary of the date on which such shares were issued. In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, any shares of common stock issued in lieu of a Retainer, will no longer be subject to such restrictions on transfer.

In addition to the Program, under the Company’s 2007 Equity Incentive Plan, each non-employee director receives non-qualified options to purchase 5,000 shares of the Company’s common stock upon initial election to the Board (if not at the annual meeting) and upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during the 2015 fiscal year.

Name	Total ($)	Fees Earned or Paid in Cash ($)(a)	Stock Awards($)(b)	Option Awards ($)(c)(d)	All Other Compensation ($)
Graeme MacLetchie	54,786	20,573	20,000	14,213
Everett V. Pizzuti	273,929	10,550	20,000	14,213	229,167	(e)
Mitchell I. Quain	54,286	20,073	20,000	14,213
Harold Schofield	51,551	17,338	20,000	14,213
Hermann Viets	52,547	18,334	20,000	14,213
Gregory A. Woods (f)	—	—	—	—	—

(a)	Includes cash retainers which were paid in stock at the election of the director as follows:

Name	Shares	Value($)
Graeme MacLetchie	681	8,972
Mitchell I. Quain	681	8,972
Harold Schofield	531	6,975
Hermann Viets	756	9,971

(b)	Represents restricted stock award of 1,449 shares, which vests immediately prior to 2015 annual meeting of shareholders.
(c)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to directors. Assumptions used in the calculation of these amounts are included in footnote 10 in the Company’s audited financial statements for the fiscal year ended January 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2015.
(d)	As of January 31, 2015, each non-employee director had the following number of options outstanding: Graeme MacLetchie (41,375), Everett V. Pizzuti (5,000), Mitchell I. Quain (20,000), Harold Schofield (15,000) and Hermann Viets (41,375).
(e)	Represents amounts paid pursuant to a Release and Non-Competition Agreement with Everett V. Pizzuti entered into in connection with his retirement as Chief Executive Officer on January 31, 2014.
(f)	See Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table for disclosure relating to compensation and outstanding option awards of Mr. Woods.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of March 27, 2015 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Albert W. Ondis III, Alexis Ondis and April Ondis, as Co-Executors of the Estate of Albert W. Ondis	1,274,132	(b)	17.5%
50 Kennedy Plaza, Suite 1500
Providence, Rhode Island 02903

Ariel Investments, LLC	1,167,646	(c)	16.1%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601

Dimensional Fund Advisors LP	506,806	(d)	7.0%
6300 Bee Cave Road, Building One
Austin, TX 78746

Rutabaga Capital Management, LLC	609,621	(e)	8.4%
64 Broad Street, 3rd Floor
Boston, MA 02109

(a)	All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.
(b)	This information is based on the Company’s records and the Schedule 13D/A filed with the SEC on December 9, 2014 by the Estate of Albert W. Ondis (the “Ondis Estate”) and Albert W. Ondis III, Alexis Ondis and April Ondis and consists of the shares held by the Ondis Estate (886,163 shares, including 3,858 shares allocated to the Ondis Estate under the Company’s Employee Stock Ownership Plan, or “ESOP”), Albert W. Ondis III (128,081 shares, including 1,658 shares held in trust for his child, 4,000 shares issuable upon exercise of options exercisable within 60 days of March 27, 2015 and 326 shares allocated to his account under the Company’s ESOP), Alexis Ondis (127,710 shares, including 5,614 shares held in trust for her child) and April Ondis (132,178 shares, including 6,238 shares issuable upon exercise of options exercisable within 60 days of March 27, 2015 and 670 shares allocated to her account under the Company’s ESOP). Albert W. Ondis III, Alexis Ondis and April Ondis, the children of the Company’s founder, Albert W. Ondis, are the Co-Executors of the Ondis Estate and have indicated shared voting and dispositive power with respect to the 886,163 shares held by the Ondis Estate. They have also indicated that each has the sole power to vote or dispose of the shares held by them individually. The Ondis Estate beneficially owns 12.20% of the Company’s outstanding common stock. Excluding the shares held as Co-Executors of the Ondis Estate, each Co-Executor’s percentage ownership of the Company’s outstanding common stock is as follows: Albert W. Ondis III (1.8%); Alexis Ondis (1.8%); and April Ondis (1.8%).
(c)	According to a Schedule 13G filed with the SEC on February 13, 2015, Ariel Investments, LLC, an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), had sole voting power with respect to 734,371 shares and sole investment power with respect to 1,167,646 shares as of December 31, 2014.

(d)	According to a Schedule 13G filed with the SEC on February 5, 2015, as of December 31, 2014, Dimensional Fund Advisors, LP, an investment adviser registered under the Advisers Act, and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 498,775 shares and sole investment power with respect to 506,806 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser.
(e)	According to a Schedule 13G filed with the SEC on February 13, 2015, Rutabaga Capital Management, LLC, an investment adviser registered under the Advisers Act, had sole voting power with respect to 516,521 shares, shared investment power with respect to 93,100 shares and sole investment power with respect to 609,621 shares as of December 31, 2014.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock as of March 27, 2015 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares (a)		Options Exercisable within 60 days of 3/27/15	Total Beneficial Ownership (a)	Percent of Class
Graeme MacLetchie	92,799	(b)	41,375	134,174	1.8%
Everett V. Pizzuti	112,536	(c)	5,000	117,536	1.6%
Harold Schofield	9,369	(b)	15,000	24,369	*
Mitchell I. Quain	32,225	(b)	20,000	52,225	*
Hermann Viets	193,071	(b)	41,375	234,446	3.2%
Gregory A. Woods	69,287	(d)	37,500	106,787	1.5%
Joseph P. O’Connell	108,422	(e)	39,994	148,416	2.0%
Michael Morawetz	6,349		17,601	23,950	*
All directors and executive officers of the Company as a group (12)	664,665	(f)	270,988	935,653	12.4%

*	Indicates less than 1.0%.
(a)	If applicable, beneficially owned shares include shares owned by the spouse, minor children and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.
(b)	Includes 1,449 shares restricted stock.
(c)	Includes 1,449 shares of restricted stock and 4,868 shares allocated to his ESOP account.
(d)	Includes 25,000 shares of restricted stock.
(e)	Includes 2,068 shares allocated to his ESOP account.
(f)	Includes 32,245 shares of restricted stock and 12,780 shares allocated to executive officers’ ESOP accounts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the directors and executive officers of the Company and any persons who own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. The Company believes all of its directors and executive officers complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2015.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee of the Board of the Company (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and assuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives.    Our overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for our executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. We seek to have the long-term performance of our common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation.    Our total compensation program for executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and employee’s annual performance;

•	long-term incentive compensation, in the form of stock options, restricted stock and performance units; and

•	retirement and other benefits.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for both long-term strategic goals as well as short-term performance. Our policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Say on Pay Consideration.    In accordance with SEC rules, we solicited shareholder “say on pay” advisory vote in our proxy statement to shareholders in 2014. Our shareholders showed support (approximately 76%) of our compensation practices during last year’s vote.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of our executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual award amounts of our executive officers. Mr. Woods does not participate during deliberations regarding his compensation.

Salary.    Base salaries for executive officers, other than recent hires, were established a number of years ago. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. For fiscal year 2015, we increased the compensation of the Company’s employees and executive officers, by approximately 3%. Salaries are also reviewed at the time of a promotion or other change in responsibilities. During fiscal 2014, Mr. Woods’ salary was increased to $260,000 effective February 1, 2014 upon his appoint as Chief Executive Officer. In May 2014, the Committee approved salary increases for Mr. Woods and Joseph P. O’Connell, the Company’s Chief Financial Officer, to $315,000 and $250,000, respectively, to bring their salaries more in line with base salaries paid for comparable positions at similarly sized public companies. Effective April 6, 2015, Mr. Woods received an additional $45,000 salary increase.

Cash Incentive and Bonus Awards.    Annual cash incentive awards are an important component of total executive cash compensation because they reward our executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time we award discretionary cash bonuses to our executives to reward their efforts in extraordinary circumstances.

Fiscal 2015 Annual Bonus Program

The Company has had two separate management bonus plans applicable to its executive officers. One plan is applicable to domestic employees of the Company (the “Domestic Plan”) and the other is applicable to the Vice President-International Branches, currently Michael Morawetz (the “International Branch Plan”). The Domestic Plan provides for cash incentive awards based upon achieving annual financial objectives established by the Committee and also allows the Committee to award bonuses based upon achieving specified strategic and tactical objectives. Under the Domestic Plan, the total award may not exceed 60% of the executive’s base salary, except that with respect to our Chief Executive Officer, effective May 22, 2014, the maximum total award was increased to 75% of base salary.

Awards under the International Branch Plan are based on the annual earned bonus pool available under the Company’s bonus plans applicable to the Company’s international branches located in Canada, the United Kingdom, France and Germany. These bonus pools are determined by comparing the annual sales achieved in the last fiscal year ended by each international branch to the respective volume of sales achieved during the prior fiscal year for each branch. Actual sales that surpass the prior year’s sales earn an incremental bonus on the sales volume up to the specified target established by the Committee for that year. The bonus pool earned is then adjusted (increased or decreased) by the branch’s achievement of specified profit margin thresholds as determined by the Committee. The amounts available under the branch bonus pools are then allocated amongst a pool of individuals at such offices at the discretion of the Chief Executive Officer. Under the International Branch Plan, the Vice President of International Branches was eligible to receive a bonus of up to 20%; provided that, no bonus will be paid to the Vice President of International Branches under the International Branch Plan unless the consolidated sales of all the Company’s international branches meets the minimum threshold of sales for each of the Company’s international branches as established annually by the Committee.

The specified threshold and target financial objectives and business objectives and the related bonus payouts under the Company’s bonus plans are established annually by the Committee. Accordingly, individual awards may vary, up or down, from year to year. In March 2014, the Committee approved threshold and target goals for net sales, operating income and operating income return on net assets (“ORONA”) for fiscal 2015. Bonuses paid or accrued for fiscal year 2015 under our management bonus plans to all executive officers totaled $488,472, which represented approximately 33.6% of their combined salaries. Bonuses paid under the Domestic Plan and the International Branch Plan for fiscal 2015 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

New Short-Term Incentive Plan

During late 2014, the Committee engaged Radford, an Aon Hewitt Company, to conduct an assessment of the Company’s executive compensation program, including a review of executive base salaries, short-term incentive opportunities and long-term incentives and pay mix as compared to the competitive market. Following receipt of Radford’s report in March 2015, the Committee approved a new Senior Executive Short-Term Incentive Plan (the “STIP”), which replaces the Domestic Plan and International Branch Plan for the fiscal year beginning February 1, 2015. Participants in the STIP (which may include any executive officer, vice president or director level manager) are determined annually by the Committee. Awards under the STIP will be earned based on achieving or exceeding annual financial objectives (“Performance Goals”). The Committee has full discretion to establish the Performance Goals for any plan year. For fiscal 2016, the Performance Goals are Net Sales, Operating Income and Economic Value Added (i.e., Net Operating Profit after Taxes – [Capital × Cost of Capital]) (“EVA”). The Committee will also determine annually the weighting of each Performance Goal.

Annually, the Committee will establish a Target Award for each STIP participant, expressed as a percentage of base salary, which may vary as to each participant and from year to year. For example, the Target Award for a participant with a $150,000 base salary and a 30% target award percentage would be $45,000.

Performance with respect to each specific Performance Goal will be calculated independently to determine the amount of the award for each Performance Goal (each, an “Award Component”). The total STIP award earned by a participant for a plan year will be equal to the sum of the separate Award Components determined for each Performance Goal. Each Award Component will be independently adjusted by an “Adjustment Factor” as follows:

•

If the actual performance exceeds the Performance Goal, the Adjustment Factor for that Performance Goal would be 1 plus the percentage by which actual performance exceeds the Performance Goal. For example, if actual performance exceeds the Performance Goal by 4%, the Adjustment Factor for that Award Component would be increased by 4% to 1.04.

•

If actual performance is less than the Performance Goal for the plan year, the Adjustment Factor is 1 minus 10 percentage points for each percentage point by which actual performance is less than the Performance Goal. For example, if actual performance is 97% of the Performance Goal, then the Adjustment Factor for that Award Component would be reduced by 30% to 0.70.

If actual performance does not exceed 90% of the Performance Goal, then the Award Component for that Performance Goal will be zero. A participant’s STIP award is uncapped, except as follows:

•	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s Consolidated Operating Income for that year determined without deduction for the STIP awards.

•	If the EVA Performance Goal is less than $1 million for any plan year, the maximum award to a participant that year may not exceed two (2) times the participant’s Target Award.

•	Adequate reserves for awards must be accrued when determining whether a Performance Goal based upon operating income has been achieved.

The amount of a participant’s award under the STIP will be credited to a book account maintained by the Company (the “Award Bank”). The resultant balance in the participant’s account after crediting the amount of award (the “Bank Balance”) will then be used to determine the participant’s Payout Amount for the plan year.

The “Payout Amount” is equal to the sum of (i) the lesser of (A) the participant’s actual award for the plan year or (B) the participant’s Target Award for the plan year (“Base Award”) plus (ii) 30% of the participant’s Bank Balance (after deduction of the amount of the Base Award). Thus, only 30% of the amount in excess of the Target Award will be paid out currently and 70% of such excess will be “banked” and paid out in subsequent years in accordance with the foregoing formula, provided the participant remains employed with the Company.

For example, if a participant’s Target Award for Year 1 is $45,000 but the actual award is $55,000, then the Payout Amount for such year would be $48,000 ($45,000 + [30% × $10,000]) and the Bank Balance remaining after the payout would be $7,000. If the participant’s Target Award for Year 2 is $47,000 and the actual award is $45,000, then the Payout Amount for such year would be $47,100 ($45,000 + [30% × $7,000]) and the Bank Balance remaining after the payout would be $4,900.

If a participant’s employment with the Company is terminated for any reason other than death, disability or retirement, then the participant will forfeit any interest in his Bank Balance. A participant’s Bank Balance will vest in full and become immediately payable in the event of termination of a participant’s employment with the Company due to the participant’s death, disability or retirement. A participant’s Bank Balance will also vest in full and become payable upon a change in control of the Company.

Long-Term Incentive Compensation.    Total compensation at the executive level also includes long-term incentive awards granted under the Company’s 2007 Equity Incentive Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in our common stock. Prior to fiscal year 2013, all equity awards were in the form of stock options which have generally been granted in March of each year at an exercise price equal to the market price on the date of grant. Since 2004, all options granted vest in four equal annual installments commencing on the first anniversary of the date of grant. Under the Company’s 2007 Equity Incentive Plan, the Committee may also make equity awards in the form of restricted stock, restricted units and performance units in addition to stock options. In fiscal year 2014, the Committee awarded restricted stock units to the Company’s executive officers. These restricted stock unit awards vest 25% in March 2016; 50% upon the achievement of cumulative budgeted sales targets for the fiscal years 2014 through 2016; and 25% upon the achievement of ORONA goals for the fiscal years 2014 through 2016. In fiscal year 2015, the Committee granted only stock options to executive officers, which awards are reflected in the Grants of Plan Based Awards table under “Executive Compensation.”

Gregory A. Woods joined the Company as Chief Operating Officer in September 2012 and became Chief Executive Officer on February 1, 2014, upon Everett V. Pizzuti’s retirement. In November 2014, the Company entered into an Equity Incentive Award Agreement with Mr. Woods (the “Equity Agreement”), which provides for equity awards that are intended to enhance his equity ownership, create stronger alignment with the shareholder interests and reward him for driving the long-term growth and profitability of the Company. The Equity Agreement provides that in each of 2015, 2016 and 2017, the Company will grant Mr. Woods the following equity awards:

•

an option for 50,000 shares (subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure), each with an exercise price equal to the fair market value of the Company’s common stock as of the grant date of such option; and

•

a restricted stock award with a value equal to the amount (if any) by which the exercise price of such year’s option exceeds $13.80, multiplied by the number of shares covered by the option granted in such year (initially 50,000, subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure).

Each option and restricted stock award under the Equity Agreement will vest in four equal annual installments commencing on the first anniversary of the grant date for each such award and all options and restricted stock will vest upon a change in control of the Company. The Equity Agreement provides that, in the event there is a change in control of the Company prior to June 1, 2018, the Company will pay Mr. Woods an amount equal to (i) the positive difference (if any) between the fair market value of the Company’s common stock as of the date of the change in control and $13.80 (ii) multiplied by the number of options which the Company remains obligated to grant under the Equity Agreement.

Share Ownership and Retention Guidelines.    The Committee believes that senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Board has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is 3 times base salary for the CEO, 2 times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive must achieve the ownership level within five years from the later of April 1, 2015 or initial appointment as an executive officer. Executives are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares tendered upon exercise or sold to pay the option exercise price) or vesting of restricted stock until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits.    In order to attract and retain key executives, we offer retirement benefits through a Profit-Sharing Plan and Employee Stock Ownership Plan for employees, including our executive officers.

Profit-Sharing Plan. We maintain a qualified Profit-Sharing Plan which provides retirement benefits to substantially all our employees and provides for contributions into a trust fund in such amounts as the Board may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $260,000 in 2014) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed, 25% of the second through the seventh percent and 50% of the eighth and ninth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code. The Profit-Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Employee Stock Ownership Plan. We also have an Employee Stock Ownership Plan (“ESOP”) which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan’s trustee in shares of common stock of the Company.

Perquisites. In addition to the benefits described above, we provide automobile allowances to certain of our executive officers. The amounts of any aforesaid automobile allowances to our Named Executive Officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreement. In November, 2014, we entered into a Change in Control Agreement (the “CIC Agreement”) with Mr. Woods. The CIC Agreement provides for the payment of severance benefits upon a change in control of the Company, if Mr. Woods is terminated within a two-year period following such change in control. Severance payments made to Mr. Woods when terminated without cause include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “base compensation”), (ii) immediate vesting of all unvested stock options and restricted stock awards, (iii) continued health coverage for 18 months or until he receives benefits from another employer, and (v) outplacement services not in excess of 17% of his base compensation. If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods would be in a better after-tax position by reducing the such payments or benefits, the amounts payable under the CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

Employment Agreements and Severance Benefis. In November 2014, in order to comply with certain legal requirements, the Company entered into an Employment Agreement with Michael Morawetz, Vice President-International Branches, as the general manager of its German subsidiary. The employment agreement can be terminated on six months’ notice and provides that in the event of his termination without cause, Mr. Morawetz will receive severance equal to one month’s salary for each year of his employment. Other than the contract with Mr. Morawetz, we have no employment agreements with any of our executive officers. Except for the Morawetz Employment Agreement and the CIC Agreement with Mr. Woods, we generally do not provide any severance benefits to our executives other than those provided to all employees. Severance benefits will vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Mitchell I. Quain (Chairman)

Graeme MacLetchie

Harold Schofield

Hermann Viets, Ph.D.

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer (“CEO”) and its two other highest paid executive officers other than the CEO for the fiscal year ended January 31, 2015 (collectively, the “Named Executive Officers”).

Because the Company’s Domestic Plan and International Branch Plan are based on achieving specified performance goals, awards under these plans are not considered “Bonuses” for purposes of SEC rules and are listed below as “Non-Equity Incentive Plan Compensation.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards($)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Gregory A. Woods(d)	2015	287,796	—	—	142,130	182,120	54,010	(e)	666,056
President and CEO	2014	235,366	—	75,525	—	73,500	16,143		400,534
	2013	105,192	10,000	395,500	96,468	—	5,806		612,966

Joseph P. O’Connell	2015	235,275	—	—	21,956	80,984	38,979	(f)	377,194
Senior Vice President,	2014	215,818	—	75,525	—	60,612	36,693		388,648
Treasurer and CFO	2013	215,765	—	43,211	10,914	105,354	23,142		398,386

Michael Morawetz	2015	206,690	—	—	13,759	7,574	13,991	(g)	242,014	(h)
Vice President –	2014	191,411	—	39,273	—	17,867	16,059		264,610
International Branches	2013	183,455	—	27,973	7,065	11,541	15,773		245,807

(a)	Reflects discretionary cash bonuses.
(b)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended January 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2015.
(c)	Reflects cash awards to the named individuals under the Company’s management bonus plan which is discussed in further detail under the heading “Compensation Discussion and Analysis” above.
(d)	Mr. Woods joined the Company as COO in September 2012, was appointed President in August 2013 and became CEO of the Company on February 1, 2014.
(e)	Includes pay-out of unused vacation of $35,712, automobile allowance of $12,000, employer match under the Profit Sharing Plan of $5,620, and employer contribution to the Company’s ESOP of $678.
(f)	Includes pay-out of unused vacation of $9,253, automobile allowance of $23,707, employer match under the Profit Sharing Plan of $5,341, and employer contribution to the Company’s ESOP of $678.
(g)	Represents automobile allowance.
(h)	Mr. Morawetz’s salary is based on euro currency and is converted to U.S. dollars at the average monthly exchange rate. The exchange rate for the fiscal year ended January 31, 2015 was 1.132.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2015.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Gregory A. Woods	25,000	25,000	7.9100	9/4/22
		50,000	13.80	5/22/24
					25,000	373,750	7,500	112,125

Joseph P. O’Connell	14,063	—	7.9316	3/20/16
	10,000	—	11.4450	4/12/17
	5,375	—	8.9500	4/1/18
	4,800	—	7.3600	3/15/20
	2,588	2,587	8.3500	3/29/22
	—	7,500	14.2000	3/17/24
							7,500	112,125

Michael Morawetz	938	—	6.7680	3/21/15
	938	—	7.9316	3/20/16
	3,500	—	11.4450	4/12/17
	3,475	—	8.9500	4/1/18
	3,000	—	6.2200	3/18/19
	3,000	—	7.3600	3/15/20
	1,675	1,675	8.3500	3/29/22
	—	4,700	14.2000	3/17/24
							3,900	58,305

(a)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(b)	Represents restricted stock which vests 50% on September 4, 2015 and 50% on September 4, 2016.
(c)	Represents restricted stock units which vest as follows: 25% on April 3, 2016, 50% upon the achievement of certain specified goals relating to cumulative budgeted sales targets for the fiscal years 2014 through 2016, and 25% upon the achievement of certain specified goals relating to operating income return on net assets for the fiscal years 2014 through 2016.

Grants of Plan Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2015 to each Named Executive Officer.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(a)
Gregory A. Woods	5/22/14	50,000	13.80	142,130
Joseph P. O’Connell	3/17/14	7,500	14.20	21,956
Michael Morawetz	3/17/14	4,700	14.20	13,759

(a)	Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended January 31, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on or around April 8, 2015.

Option Exercises and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers and vesting of restricted stock awards during the fiscal year ended January 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(c)
Gregory A. Woods	—	—	12,500	171,375
Joseph P. O’Connell	9,375	74,363	2,588	30,150
Michael Morawetz	2,062	7,161	1,675	19,514

(a)	Number of shares acquired on exercise have been adjusted to reflect the Company’s May 2004 stock dividend and June 2006 stock split.
(b)	Based on difference between the closing market price of the Company’s common stock on the date of exercise and option exercise price.
(c)	The amounts shown are calculated based on the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares or restricted stock units that vested.

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

Other than as described below, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2015 any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

The Company employs three sons of director Everett V. Pizzuti, to whom the Company paid or accrued over $120,000 in compensation during the fiscal year ended January 31, 2015: Eric Pizzuti, as Vice President and General Manager of QuickLabel Systems, Christopher Pizzuti, as a QuickLabel Field Sales Engineer, and Kevin Pizzuti, as a District Manager, QuickLabel Systems. The Company paid Eric Pizzuti $184,998 in salary and bonus and paid Christopher Pizzuti and Kevin Pizzuti $161,741 and $127,312, respectively, in salary and sales commissions. Eric Pizzuti also received options for 5,500 shares, a vacation payout of $8,922 and a matching contribution to his Profit Sharing Plan account of $5,261. Christopher Pizzuti also received options for 500 shares, an automobile allowance of $7,500 and a vacation payout of $2,094. Kevin Pizzuti also received an automobile allowance of $7,500, a vacation payout of $2,308 and a matching contribution to his Profit Sharing Plan account of $1,253. In addition, the Company made a $678 contribution to each of their ESOP accounts.

The Company also employs April Ondis, a Co-Executor of the Ondis Estate, as Senior Manager, Applied Marketing of QuickLabel Systems product group. As Co-Executor of the Ondis Estate, Ms. Ondis is deemed to be the beneficial owner of more than 5% of the Company’s outstanding common stock, and, therefore a “related person” of the Company. The Company paid Ms. Ondis $125,455 in salary and commission and a vacation payout of $4,258. Ms. Ondis also received options for 600 shares. The Company also made contributions of $2,054 and $678 to her Profit Sharing Plan and ESOP accounts, respectively.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2015, regarding shares outstanding and available for issuance under all equity compensation plans of the Company:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	696,011	(a)	$10.01	(b)	206,339	(c)
Equity Compensation Plans Not Approved by Security Holders	—		—		57,005	(d)
Total	696,011	(a)	$10.01	(b)	263,334

(a)

Includes 73,348 shares issuable upon exercise of outstanding options granted under the Company’s incentive stock option plans, 59,313 shares issuable upon exercise of outstanding options granted under the Company’s non-qualified stock option plans under which options were granted to officers and key employees, 2,750 shares issuable upon exercise of outstanding stock options granted under the Astro-Med, Inc. Non-Employee Director Stock Option Plan, 520,600 shares issuable upon exercise of outstanding options granted and 40,000 restricted stock units outstanding under the Astro-Med, Inc. 2007 Equity

Incentive Plan (refer to Note 10 “Share-Based Compensation” in the audited financial statements for the fiscal year ended January 31, 2015 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 8, 2015 for a further discussion).

(b)	Does not include restricted stock units.
(c)	Represents shares available for grant under the Astro-Med, Inc. 2007 Equity Incentive Plan. No shares may be granted under any other prior plan. Excludes 32,245 shares issued pursuant to outstanding unvested restricted stock awards which are subject to forfeiture.
(d)	Represents shares available for purchase under the Employee Stock Purchase Plan.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(2) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

We believe that our compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal will require the affirmative vote of a majority of our common stock represented in person or by proxy at the annual meeting. This vote will not be binding on or overrule any decisions by the Board, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding named executive officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL NO. 3

APPROVAL OF 2015 EQUITY INCENTIVE PLAN

This section summarizes the proposal to approve the Astro-Med, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) in the form included with this Proxy Statement as Appendix A. The 2015 Plan was recommended to the Board by its Compensation Committee (the “Committee”) and the Board approved the 2015 Plan on April 16, 2015, subject to approval by the shareholders.

The Company currently has in place its 2007 Equity Incentive Plan, which was approved by shareholders on May 15, 2007 (the “2007 Plan”). The 2007 Plan reserved 1,000,000 shares of common stock for issuance. As of March 27, 2015, there were 979,896 shares that had been issued, are issuable pursuant to outstanding equity grants under the 2007 Plan, or the options the Company is committed to issue under the Equity Agreement with Mr. Woods, leaving only 20,104 shares available for new awards. The 2007 Plan provides for automatic option grants for 5,000 shares each for each non-employee director following his election at the annual meeting. Accordingly, there are insufficient shares available for issuance under the 2007 Plan to cover both the 2015 automatic option grant to directors provided in the 2007 Plan and the 2016 and 2017 option awards to Mr. Woods required under the Equity Agreement.

The 2007 Plan will expire on May 15, 2017. Notwithstanding approval of the 2015 Plan, the 2007 Plan will remain in effect and available for grants of plan-based awards as authorized thereunder until its expiration. The Company currently intends to satisfy its obligations to grant options and restricted stock awards to Gregory A. Woods under the Equity Agreement out of the 2007 Plan. The closing market price for Company’s common stock on January 30, 2015 was $14.95.

We are asking our shareholders to approve the 2015 Plan. If our shareholders fail to approve the 2015 Plan, the 2015 Plan will not be given effect. Shareholder approval of the 2015 Plan will also constitute approval of the material terms of the performance goals contained in the 2015 Plan for purposes of enabling the Company to meet the requirements under Section 162(m) of the Internal Revenue Code (the “Code”) for tax deductibility of amounts paid under the 2015 Plan to certain of the Company’s executive officers as described below under “Summary of U.S. Federal Tax Consequences – Section 162(m).”

Generally, the 2015 Plan contains the same features as the 2007 Plan in terms of the types of awards that can be granted; however, the 2015 Plan is updated to incorporate current best practices as well as other developments since the 2007 Plan was approved. The principal changes from the 2007 Plan are the following:

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Share Recycling. Unlike the 2007 Plan, the 2015 Plan provides that shares withheld in satisfaction of tax withholding obligations will be treated as issued for purposes of determining the number of shares available for future grants under the 2015 Plan. The 2015 Plan also contains provisions dealing with awards issued in connection with acquisitions, which are described in the summary below.

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No Repricing. The 2015 Plan expressly provides that no amendment or modification may be made to an outstanding option or stock appreciation right that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the shareholders.

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Addition of a Clawback: Award agreements issued under the 2015 Plan may provide for the cancellation or clawback of certain awards or a portion of the realized gain if, prior to a change in control, there is an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the awards that would have been paid or vested had the financial results been properly reported, or if the Company is otherwise required by applicable law or Company policy to recoup any such amounts.

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Minimum Vesting Period of Certain Awards: Awards granted under the 2015 Plan that vest based solely on continued service must have a vesting term of at least three years (although vesting may be pro rata over the three year period) and awards that vest based on achievement of performance goals must have a performance period of at least one year from date of grant, subject in either case to accelerated vesting in the Committee’s discretion in the event of a participant’s death, disability or retirement, special circumstances determined by the Committee or on a change in control of the Company. The 2015 Plan also provides that the minimum vesting provisions will not apply to awards to non-employee directors or consultants.

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Limit on Awards to Directors: The 2015 Plan will limit the aggregate grant date fair value of awards issued to a non-employee director in any fiscal year to $100,000, excluding awards made at a director’s election in lieu of annual and committee cash retainers.

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Change in Control Triggers: The 2015 Plan changes the triggering events that constitute a change in control event by raising the ownership threshold required to trigger a “change in control” from the acquisition of beneficial ownership of 30% of our common stock to more than 50%, and requiring the actual consummation of a merger or sale transaction (rather than approval of a transaction by the shareholders). We have also modified the change in board composition trigger so that a change in a majority of the directors in connection with an actual or threatened election contest will constitute a change in control, even if the incumbent board elects or nominates such new directors.

Consequence of Change in Control.    The 2015 Plan provides that, subject to the provisions in a specific award agreement, vesting of awards will not accelerate automatically if the acquiring company assumes the award. If the acquiring company assumes the award but the employee is terminated within 18 months of the change in control, vesting of the award would accelerate and the terminated employee would have 12 months to exercise the award (but not beyond its expiration date).

In addition to the items described above, the 2015 Plan would change the maximum individual limits that will apply to performance awards denominated in common stock that are granted to a participant under the 2015 Plan from 25,000 shares during any fiscal year to 75,000 shares in any 36-month period, as described in the summary below. This change is intended to allow the Committee to make awards tied to multi-year, long-term performance measures.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to approve the 2015 Plan. A copy of the 2015 Plan is attached as Appendix A to this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the 2015 Plan as set forth in Appendix A.

Principal Features of the 2015 Plan

Purpose.    The 2015 Plan is intended to promote the best interests of the Company and its shareholders and is designed to attract, retain and motivate executives, other key employees, directors and certain other individuals providing services to the Company by providing them with the opportunity to enhance their own financial interest through acquisition of stock in the Company and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between these individuals and shareholders.

Authorized Shares.    The maximum number of shares of common stock of the Company authorized for issuance under the 2015 Plan is 500,000, subject to adjustment for changes to our capital structure as provided in the 2015 Plan. Shares of stock will not be deemed issued pursuant to the 2015 Plan to the extent an award is settled in cash in lieu of stock. Shares subject to awards that are forfeited, expire, or are settled for cash will be “added back” and become available for future awards. Shares tendered or withheld in satisfaction of the exercise price of an option or withheld in satisfaction of tax withholding obligations will not be “added back” or otherwise increase the number of shares available for grant under the 2015 Plan. Shares issued under the 2015 Plan may be of original issuance, treasury shares or other shares, or a combination of the foregoing.

Shares of Company common stock issued as substitution awards in connection with the Company’s merger with or acquisition of another company will not decrease the number of shares available for grant under the 2015 Plan, but shares of common stock subject to substitution awards will not be available for further awards under the 2015 Plan if the substitution awards are forfeited, expire or are settled in cash. The Company may use shares under a pre-existing, shareholder approved plan of a company acquired by the Company for awards under the 2015 Plan, which shares will not decrease the number of shares available for grant under the 2015 Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company or any subsidiary prior to such acquisition.

Administration.    The 2015 Plan will be administered by the Committee. The Committee may delegate to the CEO the right to grant awards to employees who are not directors or executive officers of the Company. The Committee is authorized to interpret the 2015 Plan and related agreements and documents and to take various other actions with respect thereto.

Eligibility.    Awards under the 2015 Plan may be granted to executive officers and other key employees of the Company and its subsidiaries and the Company’s non-employee directors. In addition, the Committee may select certain consultants and advisers providing services to the Company or its subsidiaries to receive awards under the 2015 Plan. Incentive stock options may be granted only to individuals who, as of the time of grant, are employees of the Company or its subsidiaries. The 2015 Plan’s eligibility criteria are intended to encompass a group which is currently estimated at approximately 75 individuals, which includes 5 non-employee directors and 7 executive officers. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants.

Available Awards.    The 2015 Plan allows for a range of equity-based compensation, including stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), performance awards and other stock-based awards. Each type of award is described below under “Types of Awards Authorized Under the 2015 Plan.” Each award granted under the 2015 Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2015 Plan, as the Committee may approve.

General Award Limitations.    Subject to certain adjustments as provided for in the 2015 Plan:

•	No participant may be granted stock options or SARs for more than 50,000 shares of common stock for each type of award in any one fiscal year.

•	No participant may be granted performance awards denominated in shares of common stock for more than 75,000 shares of common stock for each type of award during any 36-month period.

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The maximum dollar value that may be earned by any participant for any fiscal year with respect to performance awards which are denominated in cash and intended to be “performance-based compensation” under Section 162(m) of the Code is $1,000,000.

Limit on Director Awards.    In addition to the general plan limitations described above, we have added a limit on awards to our non-employee directors. The 2015 Plan provides that the aggregate grant date fair value

(computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year, excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers) will not exceed $100,000.

Minimum Vesting Requirements.    Awards granted under the 2015 Plan (other than substitute awards in connection with an acquisition) (i) must have a restriction period of not less than three years from date of grant (but permitting pro rata vesting over such time) if subject only to continued employment or service with the Company or its subsidiaries or (ii) a performance period of not less than one year from date of grant if subject to the achievement of performance goals, subject in either case to accelerated vesting in the Committee’s discretion upon certain events. The foregoing vesting restrictions do not apply to grants of up to 5% of the number of shares of the Company’s common stock available for awards on the effective date of the 2015 Plan or to awards to non-employee directors or consultants.

Repricing Prohibited.    The Committee may not authorize the amendment of an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s shareholders. However, appropriate adjustments may be made in connection with corporate transactions and capital restructurings and as necessary to comply with applicable law.

Clawback.    The 2015 Plan provides that award agreements issued under it may provide for the cancellation or clawback of certain awards or a portion of the realized gain if, prior to a change in control of the Company, there is an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the awards that would have been paid or vested had the financial results been properly reported or if the Company is otherwise required by applicable law or Company policy to recoup any such amounts.

Types of Awards Authorized Under the 2015 Plan.    The following types of awards may be granted under the 2015 Plan:

Stock Options. Stock options may be granted that entitle the optionee to purchase shares of Company common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards). The maximum term for stock options is 10 years. Incentive stock options (“ISOs”) granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, must have an exercise price that is not less than 110% of the fair market value of Company common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. Stock options may be granted as ISOs, nonqualified stock options, or combinations of the foregoing. If on the date incentive stock options are granted, the fair market value of the shares underlying the awards is greater than the maximum allowed under the Code, the portion of such options which exceeds such amount will be treated as nonstatutory stock options.

The 2015 Plan provides that the option exercise price may be paid (i) in cash, by check, or in cash equivalent, (ii) by tender of Company’s common stock owned by the participant having a fair market value not less than the exercise price , (iii) with the consent of the Committee, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, or (iv) pursuant to a “net exercise” arrangement as permitted by the Committee whereby the participant directs the Company to deduct from the shares of stock issuable upon exercise of an option a number of shares having an aggregate fair market value equal to the sum of the total exercise price of such option and/or the amount of the participant’s minimum tax withholding. Payment of an option exercise price may also be made by such other lawful consideration as approved by the Committee or by any combination of the foregoing.

The 2015 Plan provides for the extension of the term of outstanding options (other than ISOs) for up to 30 days if, on the last business day of the term, the exercise of the award is prohibited by applicable law, Company policy or due to the application of a contractual lock-up restriction in order to comply with the requirements of Section 409A of the Code and prevent the inadvertent expiration of the term under those circumstances. No option may be exercised unless the participant has made adequate provision for applicable taxes relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Stock options are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, the Committee may provide in the option award agreement or may agree in writing that participant may transfer a nonstatutory stock option, without consideration, to members of the participant’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing to be bound by all of the terms and conditions of the 2015 Plan and the applicable option award agreement.

Annual Directors’ Options. The 2015 Plan continues the annual 5,000 option grant to non-employee directors. Accordingly, upon the adjournment of each annual meeting, non-employee directors of the Company will receive non-qualified options to purchase 5,000 shares of stock. If a person is first elected to serve as director of the Company at any meeting of the shareholders other than an annual meeting, such person is granted an option to purchase 5,000 shares of stock upon election. Each of these options has an exercise price equal to the fair market value per share of the stock as of the date of the grant. The options granted to directors have a term of ten years and become exercisable on the earlier of 12 months after the grant date or immediately prior to the occurrence of the annual meeting following the date the option is granted; provided, however, that all such options become immediately exercisable upon a change in control of the Company. If a director ceases to be a director of the Company for any reason other than death or disability, all such options that are not exercisable terminate and any remaining options may be exercised within two years following the director’s termination. If a director ceases to be a director due to death or disability, all such options become immediately exercisable, and may be exercised within two years following the date of death or disability. The 2015 Plan provides that, upon approval of the 2015 Plan, the automatic 5,000 share option grant to non-employee directors under the 2007 Plan will cease.

Stock Appreciation Rights. A SAR gives a participant the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in the Company’s common stock. The maximum term of any SAR granted under the 2015 Plan is ten years. The 2015 Plan provides for the extension of the term of outstanding SARs for up to 30 days if, on the last business day of the term, the exercise of the award is prohibited by applicable law, company policy or due to the application of a contractual lock-up restriction in order to comply with the requirements of Section 409A of the Code and prevent the inadvertent expiration of the term under those circumstances. SARs are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specified number of restricted shares of its common stock in consideration of the performance of service. The participant is entitled immediately to voting, dividend and other ownership rights in such shares; provided, however, that at least a portion of the restricted stock covered by such issuance or transfer must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the date of grant or to the achievement of specified performance measures. Any dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. An RSU represents a right to receive common stock of the Company at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of common stock are issued in settlement of such awards. However, the Committee may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional RSUs for a number of shares whose value is equal to any cash dividends paid by the Company.

Other Stock-Based Awards. The Committee may, in its discretion, grant to eligible employees other stock-based awards, as deemed by the Committee to be consistent with the purposes of the 2015 Plan. Any such awards will be subject to the minimum vesting period requirements (three years for time-based awards and one year for performance-based awards) described above.

Performance Awards. The Committee may grant performance awards in the form of performance shares or performance units, subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of the common stock. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, common stock of the Company or any combination thereof. In its discretion, the Committee may provide for the payment to a participant who is awarded performance shares of dividend equivalents with respect to cash dividends paid on the Company’s common stock. Any dividends or dividend equivalents provided with respect to performance awards, as well as with respect to restricted stock, RSUs and other stock-based awards that are subject to the attainment of performance goals, will be subject to the same restrictions and risk of forfeiture as the underlying awards. Performance awards are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Performance Goals.    Performance goals are measurable performance objectives established by the Committee for participants who have received awards under the 2005 Plan. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and its subsidiaries, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures or any combination of the following:

•	revenue

•	gross profit margin

•	operating income

•	operating margin

•	income before income taxes

•	net income

•	earnings before interest, taxes, depreciation and/or amortization (EBITDA)

•	earnings per share (diluted)

•	cash flow from operations

•	free cash flow

•	return on equity

•	return on assets

•	return on sales

•	Operating income return on net assets (ORONA)

•	market share

•	one or more operating ratios

•	stock price

•	Economic value added (EVA)

•	accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions

•	any individual performance objective that is measured solely in terms of quantitative targets related to the Company or the Company’s business

The performance goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Committee may provide, consistent with Section 162(m) of the Code, that any evaluation of performance may include or exclude any of the following events: litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided the exercise of such discretion does not violate Section 409A of the Code. In addition, in the event that the Committee determines that it is advisable to grant performance awards that shall not qualify as “Performance-Based Compensation”, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on performance goals other than those set forth above.

The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

The effect of the participant’s termination of employment on any performance award shall be determined by the Committee, in its discretion, and set forth in the applicable award agreement. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control.    For purposes of the 2015 Plan, “Change in Control” means:

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The acquisition of more than 50% of beneficial ownership of the combined voting stock of the Company by any person or group other than the Company or its subsidiaries or any employee benefit 2015 Plan of the Company or any person who was an officer or director of the Company on the effective date of the 2015 Plan;

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Consummation by the Company of a reorganization, merger or consolidation in which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, unless the transaction is structured as “merger of equals” and the Board determines that a change in control has not occurred;

•	The sale of all or substantially all of the Company’s assets to a party which is not controlled by or under common control with the Company; or

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During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, except that individuals whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors then on the Board (other than in connection with an actual or threatened election contest) are treated as Incumbent Directors.

Impact of Change in Control on Awards.    The 2015 Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Under the 2015 Plan, in the event of a Change in Control, the acquiring company may, without the consent of any participant, either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the acquiring company’s stock. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion.

In the event the acquiring company elects not to assume or substitute for outstanding awards of the Company in connection with a Change in Control, then the exercisability and vesting conditions applicable to the shares held by a participant whose employment or other service has not terminated prior to the Change in Control shall be accelerated effective as of the date ten days prior to the Change in Control and the shares subject shall become fully vested and transferable to the full extent of the original grant, provided that any award agreement with respect to a performance award may provide for vesting, settlement or conversion to a restricted stock award upon the consummation of a Change in Control on a basis that is specific to that performance award.

Assumption or Substitution of Certain Awards.    Unless otherwise provided in an award agreement or other agreement between the Company and a participant, in the event of a Change in Control in which the acquiring corporation assumes or substitutes for an award (or in which the Company is the ultimate parent corporation and continues the award), if a participant’s employment terminates within 18 months following such Change in Control (or such other period set forth in the award agreement) and under the circumstances specified in the award agreement:

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options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the award agreement, but in no event beyond the end of the regularly scheduled term of such options or SARs);

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the vesting conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment shall lapse and the restricted stock and restricted stock units shall become free of all restrictions, limitations and conditions and become fully vested; and

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the restrictions, limitations and other conditions applicable to any other stock-based awards or any other awards shall lapse, and such other stock-based awards or such other awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

Termination of Awards.    Award agreements may provide that in the event of a Change in Control, options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefor if the fair market value of one share of stock of the Company as of the date of the Change in Control is equal to or less than the option exercise price per share or the SAR grant price. The Committee, in its discretion, may determine that, if a Change in Control, each option and SAR outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of stock subject to such option or SAR, an amount equal to the excess of the fair market value of such share of stock immediately prior to the occurrence of such Change in Control over the exercise price per share.

Cancellation of Award; Forfeiture of Gain.    The 2015 Plan provides that the Company may retain the right to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers or any confidentiality obligation with respect to the Company and its affiliates, or otherwise in competition with the Company or its affiliates. In addition, the Company may annul an award if the participant is an employee of the Company or its affiliates and is terminated for Cause as defined in the applicable award agreement or the 2015 Plan.

Adjustments for Changes in Capital Structure.    If the number of outstanding shares of stock of the Company is increased or decreased or the shares of stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, then the number and kinds of shares for which grants of awards may be made under the 2015 Plan will be adjusted proportionately by the Company. Any such adjustment in outstanding options or SARs will not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding option or SAR, but will include a corresponding proportionate adjustment in the exercise price per share for such option or SAR.

Summary of U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option (ISO) qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an ISO (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as ISOs will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price of the option is no less than the fair market value of the common stock at the time of grant. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised, unless the shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised, provided that no Section 83(b) election may be made unless permitted by the terms of the award agreement or approved in writing by the Committee. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired, provided that no Section 83(b) election may be made unless permitted by the terms of the award agreement or approved in writing by the Committee. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and RSU Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit or RSU award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant received shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m). Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer, or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, certain restricted stock grants, performance shares and performance units awarded under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2015 Plan limits the sizes of such awards as described above. While the Company believes that compensation in connection with such awards under the 2015 Plan will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change in Control, compensation paid in settlement of performance awards may not qualify as “performance-based.” By approving the 2015 Plan, the shareholders will be approving, among other things, eligibility requirements for participation in the 2015 Plan, financial performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or level of compensation that could be made subject to certain awards, and the other material terms of the awards described above.

Section 409A. Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as stock options, restricted stock units, and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity- based awards and, unless explicitly set forth in a plan document or award agreement, no acceleration of payment is permitted. Under the final regulations, issued on April 10, 2007, with respect to Section 409A provided by the U.S. Department of Treasury, individuals who hold equity awards are subject to the following penalties if the terms of such awards do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20% penalty tax plus interest on the amount required to be included in income.

Awards to Participants Outside the United States.    The Committee may modify the terms of any award under the 2015 Plan made to a participant who is a resident or primarily employed outside the United States in order that such award will conform to applicable laws and regulations or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions, shall be comparable to the value of such an award to a participant who is resident or primarily employed in the United States.

Termination or Amendment.    The term of the 2015 Plan will expire on May 20, 2025. No award grant will be made after such date. If approved by shareholders, the 2015 Plan will continue in effect until the first to occur of (i) its termination by the Board, (ii) the date on which all shares available for issuance under the 2015 Plan have been issued and all restrictions on such shares under the terms of the 2015 Plan and the agreements evidencing awards granted under the 2015 Plan have lapsed, or (iii) May 20, 2025. The Board may terminate or amend the 2015 Plan at any time, provided that no amendment may be made without shareholder approval if the Board deems such approval necessary for compliance with any applicable tax requirement or any market system on which the shares of the Company’s common stock are then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and in any event, may not adversely affect an outstanding award, without the consent of the participant, unless necessary to comply with any applicable law, regulation or rule.

Nonexclusivity of the Plan.    Neither the adoption of the 2015 Plan by the Board nor the submission of the 2015 Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the 2015 Plan.

New Plan Benefits

Equity Awards Made in Fiscal Year 2015. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the 2015 Plan; therefore, the following table sets forth information with respect to equity awards made in fiscal year ended January 31, 2015 under the 2007 Plan as if the 2015 Plan had been in effect to each of (i) the Named Executive Officers identified in the “Executive Compensation—Summary Compensation Table” contained in this proxy statement, (ii) all current executive officers as a group, (iii) our current non-executive officer directors as a group (excluding stock issued in lieu of cash retainers at the directors’ election), and (iv) all employees other than executive officers as a group.

Name and Position	Stock Options(#)	Restricted Stock(#)
Gregory A. Woods, President and Chief Executive Officer	50,000
Joseph P. O’Connell, Senior Vice President, Chief Financial Officer	7,500
Michael Morawetz, Vice President, International Branches	4,700
Executive Group (7 persons)	81,800
Non-Executive Director Group (5 persons)	25,000	7,245
Non-Executive Officer Employee Group (67 persons as of fiscal year end)	49,800

Equity Awards Made in Fiscal Year 2016 and Future Equity Awards. Although we cannot currently determine the benefits or number of shares subject to awards that may be granted during the remainder of the 2016 fiscal year to participants under the 2015 Plan, we did award an option to purchase up to 50,000 shares of our common stock and 537 shares of restricted stock to Gregory A. Woods on March 16, 2015 under the 2007 Plan pursuant to the Equity Agreement with Mr. Woods. The Committee anticipates granting options for an additional 100,000 shares and an unspecified number of shares of restricted stock to Mr. Woods in March 2016 and 2017 under the 2007 Plan pursuant to the Equity Agreement.

Pursuant to the terms of the Non-Employee Director Annual Compensation Program, each non-employee director will receive, immediately following the adjournment of the 2015 annual meeting of shareholders, the following annual equity grants: (i) an option to acquire 5,000 shares, which will vest immediately prior to the 2016 annual meeting of shareholders and (ii) restricted stock with a market value (on the date of grant) of $20,000, which will vest on the earlier of May 20, 2016 or the day immediately preceding our next annual meeting of shareholders.

The following table sets forth information with respect the option awards and the dollar value of the anticipated restricted stock awards to be made to our non-executive officer directors immediately following the adjournment of the 2015 annual meeting of shareholders.

Name and Position	Dollar Value ($)(a)	Restricted Stock (#)(b)	Option Awards (#)
Non-Executive Director Group (5 persons)	100,000	6,685	25,000	(b)

(a)	Reflects the value of the annual restricted stock awards to non-employee directors. The value does not include the value of any options or stock a director will receive pursuant to a director’s election to receive stock in lieu of any cash retainer.
(b)	Estimated number of shares to be issued to non-employee directors following 2015 annual meeting of shareholders based on a value of $14.95 (the market value of the Company’s common stock as of January 30, 2015).

No awards have been granted subject to shareholder approval of the 2015 Plan, and the amount of future awards to our Named Executive Officers and other employees under the 2015 Plan are not determinable. For additional information regarding grants made during the Company’s 2015 fiscal year to our Named Executive Officers, please see the Grants of Plan-Based Awards table earlier in this proxy statement.

The Board of Directors recommends a vote “FOR” the approval of Proposal No. 3, which approves the 2015 Equity Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2015 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required by Auditing Standard No. 16 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the PCAOB regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2015 set forth below under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2015.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2015, to be filed with the SEC.

Audit Committee:

Graeme MacLetchie (Chairman)

Harold Schofield

Mitchell I. Quain

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016. Although action by our shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests the shareholders to ratify such appointment.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2015 and 2014 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements.

	2015	2014
Audit Fees	$175,000	$153,378
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit Fees for the fiscal years ended January 31, 2015 and 2014 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2015 including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2016 ANNUAL MEETING

The 2016 annual meeting of the shareholders of the Company is scheduled to be held on May 18, 2016. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company no later than December 20, 2015. Shareholder proposals that are to be considered at the 2016 annual meeting but not requested to be included in the proxy statement must be submitted no later than March 19, 2016 and no earlier than December 20, 2015.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Margaret D. Farrell
Secretary

APPENDIX A

ASTRO-MED, INC.

2015 EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

This 2015 Equity Incentive Plan (the “Plan”) is intended to promote the best interests of the Company and its shareholders and is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to (a) executives and other key employees of the Company and any other Participating Company (as defined below), (b) Directors, and (c) certain other individuals providing services to the Company and any other Participating Company. The Company intends that this purpose will be effected by providing for Awards in the form of stock and/or stock-based cash awards as provided in the Plan, which afford Participants the opportunity to enhance their own financial interests through the acquisition of shares of Company Stock and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between Participants and Company shareholders. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2.    DEFINITIONS AND CONSTRUCTION

2.1    Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

“Acquiring Corporation” shall have the meaning set forth in Section 12.1 hereof.

“Award” means any Option, SAR, Restricted Stock Award, Performance Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.

“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (x) any material breach by the Participant of any agreement to which the Participant and a Participating Company are both parties, (y) any act or omission to act by the Participant which may have a material and adverse effect on a Participating Company’s business or on the Participant’s ability to perform services for a Participating Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of a Participating Company.

“Change in Control” means:

(a)    the acquisition of more than 50% of the beneficial ownership of the combined voting securities of the Company by any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or Director of the Company on the Effective Date of the Plan;

(b)    consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, provided that the forgoing shall not apply if the transaction is structured as “merger of equals” and the Board determines that a Change in Control has not occurred;

(c)    the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company; or

(d)    a change in the composition of the Board during any period of twenty-four months (not including any period prior to the Effective Date of this Plan), such that the individuals who at the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of “Persons” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board shall not be so considered as a member of the Incumbent Board;

provided, however, that notwithstanding the foregoing, with respect to any Award that is determined to be “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. It is intended that each member of the Committee shall be an Independent Director and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act (or any successor provision), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director.

“Company” means Astro-Med, Inc., a Rhode Island corporation, or any successor company thereto.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

“Covered Employee” means an Employee who is a covered employee within the meaning of Section 162(m)(3) of the Code, as the same may be amended from time to time.

“Director” means a member of the Board or of the board of directors of a Participating Company.

“Disability” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason or any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under a plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

“Effective Date” shall have the meaning set forth in Section 18 hereof.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan; and provided further that for purposes of Section 5.1 hereof, the definition of Participating Company as used above shall be limited to the Company, and any present or future “parent or subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a)    If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock, as reported on the

NASDAQ Global Select Market or such other source as the Committee deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b)    If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.

“Independent Director” means any Director of the Company who shall meet the listing standards relating to independence of The NASDAQ Stock Market or other relevant listing standards. Without limiting the generality of the foregoing, an Independent Director shall not be a current employee of the Company or a member of an “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company and shall be an “outside director” within the meaning of Section 162(m) of the Code.

“NASDAQ” means The NASDAQ Stock Market or any successor thereto.

“Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares having an aggregate Fair Market Value equal to the aggregate exercise price, and at the Company’s discretion the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Stock after such deductions.

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

“Option” means any option to purchase Stock granted pursuant to Section 6 hereof.

“Other Stock-Based Award” means any right granted under Section 10 hereof.

“Participant” means any eligible person selected by the Committee to receive an Award under the Plan.

“Participating Company” shall mean the Company, any parent entity that controls the Company or any Subsidiary.

“Performance Award” means an Award of Performance Shares, Performance Units or Performance-Based Restricted Stock.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

“Performance-Based Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 8 and Section 9 hereof, including Vesting Conditions contingent upon the attainment of one or more Performance Goals.

“Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 hereof.

“Performance Period” means a period established by the Committee pursuant to Section 9.3 hereof, at the end of which one or more Performance Goals are to be measured.

“Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 hereof to receive a payment determined by reference to a designated number of shares of Stock upon achievement of specified Performance Goals during the Performance Period as the Committee shall establish, in its discretion.

“Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 hereof to receive a payment determined by reference to a designated amount of cash or property (other than Stock) upon achievement of specified Performance Goals during the Performance Period as the Committee shall establish, in its discretion.

“Plan” means this 2015 Equity Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Company’s 2007 Equity Incentive Plan.

“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 8 hereof.

“Restricted Stock Award” means an Award of Restricted Stock or a Restricted Stock Unit.

“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8 hereof.

“Restriction Period” means the period established in accordance with Section 8.2 hereof during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.

“Section 162(m)” means Section 162(m) of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the

Participating Company or as a result of a transfer from one Participating Company to another, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service may be deemed, as provided in the applicable Award Agreement, not to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the date that a Subsidiary for which the Participant performs Service ceases to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 11 hereof.

“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code or any other entity controlled by or under common control with the Company.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by a Participating Company or with which a Participating Company combines.

“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

“Vesting Conditions” means those conditions established in accordance with Section 8.2 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and neuter, as the context requires. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3.    ADMINISTRATION

3.1    Administration by the Committee.

The Plan shall be administered by the Committee. If no committee of the Board has been appointed to administer the Plan, the Independent Directors shall exercise all of the powers of the Committee granted herein, and, in any event, the Independent Directors of the Board may, in their discretion, exercise any or all of such powers. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2    Authority of Officers.    Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. Without limiting the generality of the foregoing, except as limited by law (including, without limitation, the Rhode Island Business Corporation Act), regulation or the NASDAQ listing rules, the Committee may delegate its authority to the Chief Executive Officer of the Company hereunder, except that the Committee will not delegate its authority with respect to compensation matters involving any executive officer, as defined under the Exchange Act and in the listing rules of NASDAQ.

3.3    Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)    to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)    to determine the Fair Market Value of shares of Stock or other property;

(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)    to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f)    to approve one or more forms of Award Agreement;

(g)    to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)    to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;

(i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j)    to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan;

(k)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and/or

(l)    to provide for a “clawback” of an Award pursuant to the provisions of Section 15.5 below.

3.4    Minimum Restriction or Performance Periods. Notwithstanding Section 3.3(d) above, Awards to Employees (other than Substitute Awards) (i) shall have a Restriction Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued Service with a Participating Company or (ii) shall have a Performance Period of not less than one (1) year from date of grant if subject to the achievement of Performance Goals, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, Disability or Retirement of the Participant, special circumstances determined by the Committee, or a Change in Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to the grant of up to 5% of the number of shares of Stock available for Awards under Section 4.1 on the Effective Date. The minimum Restriction Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Non-Employee Directors or Consultants.

3.5    No Repricing.    Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 11 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.6    Deferral Arrangements.    The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7    Indemnification.    Neither the Board nor the Committee, nor any member of either or officer or employee of a Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

3.8    Share Issuance/Book-Entry.    Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates

SECTION 4.    SHARES SUBJECT TO PLAN

4.1    Number of Shares Available for Awards.    The total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of five hundred thousand (500,000) shares; provided, however, that the class and aggregate number of shares which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 11 hereof.

4.2    Determination of Shares Issued and Issuable.    Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash in lieu of shares. If any shares covered by an Award granted under the Plan are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. Notwithstanding the foregoing, upon the exercise of any Award, to the extent that such Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the shares available under the Plan shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld.

4.3    Substitute Awards.    The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided in Sections 4.2 above. Additionally, in the event that a company acquired by a Participating Company, or with which a Participating Company combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Sections 4.2 and 4.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.4    Source of Shares.    The Stock subject to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued Stock or shares of the Stock held in treasury.

SECTION 5.    ELIGIBILITY

5.1    Persons Eligible for Incentive Stock Options.    Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.2    Persons Eligible for Other Awards.    Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, the terms “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that any such Award that is an Option shall be deemed granted effective on the date such person commences Service, with an exercise price determined as of such date in accordance with Section 6.1 hereof; and provided further that no such Award shall vest or become exercisable, and no Stock shall be issued pursuant to such Award, prior to the date on which such person commences Service as an Employee, Consultant or Directors.

5.3     Award Limits.

(a)    Award Limits. The following limits shall apply to the grant of any Award:

(i)    Options and SARs. No Employee shall be granted within any fiscal year of the Company one or more Options or SARs which in the aggregate are for more than fifty thousand (50,000) shares of Stock (subject to adjustment as provided in Section 11). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii)    Performance Awards Denominated in Stock. No Employee shall be granted within any 36-month period one or more Performance Awards denominated in shares of Stock, which in the aggregate are for more than seventy-five thousand (75,000) shares of Stock (subject to adjustment as provided in Section 11).

(iii)    Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any calendar year shall be $1,000,000 in value. The limitation contained in this Section 5.5(b)(iii) does not apply to any Award or Awards subject to the limitation contained in Section 5.5(b)(i) or 5.5(b)(ii). The limitation contained in this Section 5.5(b)(iii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(b)    Limitation on Awards Granted to Non-Employee Directors. No Director who is not also an employee of a Participating Company may be granted any Award or Awards denominated in shares of Stock that exceed in the aggregate $100,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any single fiscal year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee cash retainers and meeting fees.

SECTION 6.    TERMS AND CONDITIONS OF STOCK OPTIONS

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted as a Substitute Award in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2    Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, in the event that on the last business day of the term of a Nonstatutory Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of such Nonstatutory Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement in each case to the extent any such extension would not constitute the extension of a stock right under Section 409A of the Code

6.3    Payment of Exercise Price.    Except as otherwise provided in the Option Agreement, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made:

(i)    in cash, by check or cash equivalent,

(ii)    by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,

(iii)    pursuant to a Net Exercise arrangement, provided, however, that in such event the Committee may exercise its discretion to limit the use of a Net Exercise;

(iv)    with the consent of the Committee and subject to such procedures as the Committee shall prescribe as a condition of such payment procedure, by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”),

(v)    by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or

(vi)    by any combination thereof.

6.4    Effect of Termination of Service.    An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5    Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the optionee may transfer his Nonstatutory Stock Options, without consideration, to members of his immediate family (as such term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

6.6    Fair Market Value Limitation on Incentive Stock Options.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company or any Subsidiary) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.6, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 6.6, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.6, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.7    Annual Directors’ Options.    Upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company (either, the “Annual Meeting”), each person who is not an employee of a Participating Company who is serving as a Director of the Company upon the adjournment of such Annual Meeting shall be granted a Nonstatutory Stock Option to purchase 5,000 shares of Stock, provided, however, a person who is not an employee of a Participating Company who is first elected to serve as a Director of the Company at any meeting of shareholders other than the Annual Meeting or at any meeting of the Board of Directors (or by the unanimous written consent of the Directors of the Company) pursuant to the Company’s Articles of Incorporation and its By-Laws shall be granted a Nonstatutory Stock Option to purchase 5,000 shares of Stock upon such election. Each such Option shall have an exercise price equal to the Fair Market Value per share of the Stock on the date of grant of the Option. After the Effective Date of the Plan, no awards may be granted to Directors of the Company under Section 6.6 of the Prior Plan.

(a)    Option Exercisability. Each Option granted pursuant to this Section 6.7, shall (i) have a term of ten (10) years and (ii) become exercisable immediately prior to the occurrence of the Annual Meeting following the date the Option is granted. Notwithstanding the foregoing, all such Options shall become immediately exercisable upon a Change of Control.

(b)    Termination of Directorship. If a Director of the Company fails to be re-elected to the Board, resigns or otherwise ceases to be a Director of the Company for reasons other than death or Disability, all Options granted under this Section 6.7 to such Director which are not exercisable on such date shall immediately terminate, and any such Options remaining shall terminate if not exercised before twenty-four (24) months following such termination, or at such earlier time as may be applicable under Section 6.7(a) above.

(c)    Death or Disability. If a Participant ceases to be a Director of the Company by reason of death or Disability, all Options granted under this Section 6.7 to such Director which are not exercisable on such date shall become immediately exercisable, and may be exercised at any time before the expiration of twenty-four (24) months following the date of death or commencement of Disability, or such earlier time as may be applicable under Section 6.7(a) above.

SECTION 7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs shall comply with and be subject to the following terms and conditions:

7.1    Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share of a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.2    Exercisability and Term of SARs.    SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.3    Exercise of SARs.    Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments, so long as such payment is made in a manner that complies with Code Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 7, a SAR shall be considered exercised on the date on which the Company receives actual notice of exercise from the Participant.

7.4    Effect of Termination of Service.    A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.5    Nontransferability of SARs.    SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

SECTION 8.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Restricted Stock Awards may be in the form of (a) Restricted Stock, which shall be evidenced by a Restricted Stock Agreement, (b) a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement, or (c) a Performance-Based Restricted Stock Award, which shall be evidenced by a Performance-Based Restricted Stock Agreement and shall be subject to the provisions of Section 9 hereof. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements shall comply, as applicable, with and be subject to the following terms and conditions:

8.1    Purchase Price.    No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving Restricted Stock or Restricted Stock Units, or Performance-Based Restricted Stock, the consideration for which shall be services rendered to a Participating Company.

8.2    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock

Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 8.5. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.3    Voting Rights; Dividends.    Except as provided in this Section 8.3 and Section 8.2, during the Restriction Period applicable to shares subject to a time-based Restricted Stock Award held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the Award Agreement may provide for payments in lieu of dividends to such Participant. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.4    Effect of Termination of Service.    The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

8.5    Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

SECTION 9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

Performance Awards may be in the form of (a) Performance Shares, which shall be evidenced by a Performance Share Agreement, (b) Performance Units, which shall be evidenced by a Performance Unit Agreement, or (c) Performance-Based Restricted Stock, which shall be evidenced by a Performance-Based Restricted Stock Agreement. Each such Award Agreement shall specify the number of Performance Shares, Performance Units or Performance-Based Restricted Stock subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement which shall comply with and be subject to the following terms and conditions:

9.1    Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of One Hundred Dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2    Granting Performance-Based Restricted Stock Awards.    Performance-Based Restricted Stock Awards granted under the Plan shall be subject to the provisions of Section 8 above, and to the provisions of this Section 9.

9.3    Establishment of Performance Goals and Performance Period.    The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more performance goals (“Performance Goals”) which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period except in a manner consistent with Section 162(m).

9.4    Measurement of Performance Goals.    For purposes of the Plan, the Performance Goals shall be determined by the Committee, according to criteria established by the Committee. If and to the extent that the Committee determines that an Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established Performance Goals based on any one or more of the following criteria: (i) revenue, (ii) gross profit margin, (iii) operating income, (iv) operating margin, (v) income before income taxes, (vi) net income, (vii) earnings before interest, taxes depreciation and/or amortization (EBITDA), (viii) earnings per share (diluted), (ix) cash flow from operations, (x) free cash flow, (xi) return on equity, (xii) return on assets, (xiii) return on sales, (xiv) operating income return on net assets (ORONA), (xv) market share, (xvi) one or more operating ratios, (xvii) stock price, (xviii) economic value added (EVA); (xix) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, (xx) any individual performance objective that is measured solely in terms of quantitative targets related to the Company or the Company’s business or (xxi) any combination of the foregoing. The Performance Goals selected in any case need not be applicable across the Company, but may be particular to one or more Subsidiaries or an individual’s function or business unit. The Committee shall determine whether such Performance Goals are attained and such determination shall be final and conclusive. In the event that the Performance Goals are not met, the Performance Award shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company.

The Committee may impose such other restrictions and conditions (in addition to the performance-based restrictions described above) on any Performance Award as the Committee deems appropriate and may waive any such additional restrictions and conditions, so long as such waiver does not waive any restriction described in the previous paragraph. Nothing herein shall limit the Committee’s ability to reduce the amount payable under an Award upon the attainment of the Performance Goal(s), provided, however, that the Committee shall have no right under any circumstance to increase the amount payable under, or waive compliance with, any applicable Performance Goal(s).

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (e) acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A.

9.5    Determination of Final Value and Certification of Attainment of Performance Goals.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value(s) of the Award earned by the Participant and to be paid or delivered upon its settlement in accordance with the terms of the Award Agreement. The Committee may rely on others as the basis for its certification, so long as such reliance is reasonable under the circumstances. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be delivered upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

9.6    Dividend Equivalents.    In its discretion, the Committee may provide in the Award Agreement evidencing any Performance-Based Restricted Stock or Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance-Based Restricted Stock or Performance Shares are settled or forfeited. Dividend Equivalents, if granted, must be accumulated and paid to the extent that Performance-Based Restricted Stock or Performance Shares become nonforfeitable. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Shares as provided in Section 9.7. Dividend Equivalents shall not be paid with respect to Performance Units.

9.7    Payment in Settlement of Performance Awards.    Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.5 and 9.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Section 162(m).

9.8    Effect of Termination of Service.    The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.9    Nontransferability of Performance Awards.    Performance Awards may not be sold, exchanged, transferred, pledged, hypothecated, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

9.10    Status of Performance Awards under Section 162(m).    It is the intent of the Company that Awards under this Section 9 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 9, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. Notwithstanding anything in the foregoing to the contrary, in the event that the Committee determines it is advisable to grant Performance Awards that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 9.3, may base vesting on Performance Goals other than those set forth in Section 9.4, and may make and provide for settlement of such Awards without satisfying the requirements of Section 162(m).

SECTION 10.    OTHER STOCK-BASED AWARDS

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 9 above.

SECTION 11.    CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

11.1    No Limitations on the Company.    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.2    Adjustments for Changes in Capital Structure.    If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 5.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or SAR. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 11.2. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options or SARs to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Award.

11.3    Adjustments.    Adjustments under this Section 11 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 11.2. This Section 11 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a Change in Control.

SECTION 12.    CHANGE IN CONTROL

12.1    Effect of Change in Control on Awards: Assumption or Termination of Awards.

(a)    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiring Corporation need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for, in its sole discretion. For the purposes of this Section 12, an Award shall be considered assumed or substituted for, if following the Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the Acquiring Corporation, the Committee may, with the consent of the Acquiring Corporation, provide that the consideration to be received upon the exercise or vesting of an Award, for each share subject thereto, will be solely common stock of the Acquiring Corporation substantially equal in fair market value to the consideration per share of Stock received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)    In the event that the Acquiring Corporation elects not to assume or substitute for any of the outstanding Awards in connection with a Change in Control, the exercisability and vesting of each such outstanding Award and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The foregoing notwithstanding, any Award Agreement with respect to a Performance Award may provide for vesting, settlement or conversion to a Restricted Stock Award upon the consummation of a Change in Control on a basis that is specific to that Performance Award. The exercise or vesting of any Award and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 12.1 and the provisions of the relevant Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Awards which are neither assumed nor substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised (in the case of Options and SARs) nor paid or converted to a Restricted Stock Award (in the case of a Performance Award) as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option or SAR except as otherwise provided in such Award Agreement.

12.2    Assumption or Substitution of Certain Awards.    Unless otherwise provided in an Award Agreement or a Participant’s effective negotiated employment, change in control, severance or other similar agreement, in the event of a Change in Control in which the Acquiring Corporation assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with the Acquiring Corporation (or the Company) or a subsidiary thereof terminates within 18 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or SARs), (ii) the Vesting Conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

12.3    Termination of Awards.    Notwithstanding anything to the contrary in the foregoing of this Section 12, Options and SARs outstanding as of the date of a Change in Control may be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is equal to or less than the Option exercise price per share of Stock or the SAR grant price. In addition, the Committee, in its discretion, may determine that, if a Change in Control occurs, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of Stock of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

SECTION 13.    COMPLIANCE WITH SECURITIES LAW

13.1    General.    The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.2    Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with applicable requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 14.     TAX WITHHOLDING

14.1    Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by a Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied by the Participant.

14.2    Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of a Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (unless a higher withholding rate is permissible without adverse accounting consequences).

SECTION 15.    RIGHTS AND OBLIGATIONS OF THE PARTIES

15.1    Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

15.2    Rights as a Shareholder.     A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 11 or another provision of the Plan.

15.3    Right of Setoff.    A Participating Company may, to the extent permitted by applicable law, deduct from and set off against any amounts such Participating Company may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Participating Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 15.3.

15.4    Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

15.5    Compliance with Section 409A of the Code.    Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code and the Treasury Department guidance and regulations issued thereunder (collectively, “Section 409A”) so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee in order to comply with Section 409A. If any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A), to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to additional tax pursuant to Section 409A.

15.6    Disqualifying Disposition Notification.    If any Participant shall make any disposition of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

15.7    Beneficiary Designation.     The Committee, in its sole discretion, may establish procedures pursuant to which a Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Any such designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

15.8    Cancellation of Award; Forfeiture of Gain.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that if, prior to the occurrence of a Change in Control, there is (i) an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or (ii) the Company is otherwise required by applicable law or Company policy to recoup any portion of an Award otherwise paid or payable hereunder, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

The Company may also retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of a Participating Company or any confidentiality obligation with respect to a Participating Company or otherwise in competition with a Participating Company, to the extent set forth in or specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of a Participating Company and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

SECTION 16.    MISCELLANEOUS

16.1    Delivery and Execution of Electronic Documents.     To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Committee.

16.2    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 16.2 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

16.3    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.4    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.5    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6    Governing Law.    The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Rhode Island, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

SECTION 17.    TERMINATION OR AMENDMENT OF PLAN

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 11), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 18.    EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective (the “Effective Date”) upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.

IN WITNESS WHEREOF, the Company has caused this 2015 Equity Incentive Plan to be executed by its duly authorized officer as of the             day of May, 2015.

ASTRO-MED, INC.

By:
Name:	Gregory A. Woods
Title:	Chief Executive Officer

Attest:

Margaret D. Farrell
Secretary

Astro-Med, Inc. Astro-Med Industrial Park 600 East Greenwich Ave. West Warwick, RI 02893

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1.
	FOR	WITHHOLD		FOR all except
(01) Graeme MacLetchie	☐	☐		☐
(02) Everett V. Pizzuti	☐	☐
(03) Mitchell I. Quain	☐	☐
(04) Harold Schofield	☐	☐
(05) Hermann Viets, Ph.D.	☐	☐
(06) Gregory A. Woods	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	FOR		AGAINST	ABSTAIN

2. To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation.	☐		☐	☐

	FOR		AGAINST	ABSTAIN

3. To consider and approve the Company’s 2015 Equity Incentive Plan.	☐		☐	☐

	FOR		AGAINST	ABSTAIN

4. Ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.	☐		☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K,

Notice & Proxy Statement is/are available at www.proxyvote.com.

ASTRO-MED, INC.

Annual Meeting of Shareholders-May 20, 2015

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Graeme MacLetchie, Everett V. Pizzuti, Mitchell I. Quain, Harold Schofield, Hermann Viets and Gregory A. Woods, and each of them acting singly, as proxies and attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 20, 2015, at 600 East Greenwich Avenue, West Warwick, Rhode Island, and at any adjournments or postponements thereof, as directed with respect to the matters set forth herein and with discretionary authority on all other matters that may properly come before said meeting, as more fully described in the proxy statement received by the undersigned shareholder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)